Exhibit 99.1

THE REALREAL ANNOUNCES FIRST QUARTER 2020 RESULTS

Q1 Gross Merchandise Value Increased 15% Year over Year to $257.6 million

Q1 Total Revenue Increased 11% Year over Year to $78.2 million

Q1 Gross Profit Increased 16% Year over Year to $49.2 million

SAN FRANCISCO, May. 6, 2020 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, consigned luxury goods—today reported financial results for its first quarter ended March 31, 2020.

“Since we announced preliminary first quarter results on April 14, our operations continued to be constrained by shelter-in-place directives, resulting in a significant GMV headwind,” said Julie Wainwright, CEO of The RealReal. “Faced with the unknown duration of the pandemic, we’ve focused on reducing operating expenses to weather these new challenges and preserving liquidity to ensure we are well positioned for the future. Given the strength of our balance sheet, customer satisfaction, high buyer and consignor repeat rates, and technology innovations driving efficiency, I’m confident we’re well positioned to bounce back quickly once the economy stabilizes and capitalize on the significant opportunity in front of us.”

GMV trends performed as expected through early March, with GMV growth in excess of 30% year over year. However, as local directives limited operations in the company’s warehouses, GMW was significantly impacted. Since March 17, when Bay Area shelter-in-place directives went into effect, and continuing through mid-April, GMV declined approximately 40%-45% year over year. During the last two weeks of April, GMV trends have improved modestly.

Interest in consignment remains strong. When social distancing prevented in-person White Glove appointments, the company pivoted and launched virtual appointments to continue delivering personalized consignment consultations and enable people to monetize the assets in their homes during these uncertain times. The RealReal has conducted thousands of virtual appointments since launching the service and will integrate virtual appointments into its supply acquisition strategy going forward.

The RealReal B2B vendor program, where the company sources supply from brands and retailers seeking distribution and demand, was resilient in March and strength has continued into April. Interest from business sellers has increased 10X vs. pre-COVID levels.

Traffic trends have increased modestly in April year over year despite an approximately two-thirds reduction in the company’s advertising spend, and the company’s four day sell-through has rebounded to pre-COVID levels. “Growing traffic and healthy four-day velocity give us confidence that GMV trends could improve once shelter-in-place restrictions are removed and we are able to ramp supply,” continued Wainwright.

First Quarter Financial Highlights

●	Gross Merchandise Volume (GMV) was $257.6 million, up 15% year over year.
●	Total Revenue was $78.2 million, up 11% year over year.
●	Consignment and Service Revenue was $65.3 million, up 17% year over year.

●	Gross Profit was $49.2 million, up 16% year over year.
●	Net Loss was ($38.3) million.
●	Adjusted EBITDA was ($30.9) million or (39.5%) of total revenue.
●	GAAP basic and diluted net loss per share was ($0.44).
●	Non-GAAP basic and diluted net loss per share was ($0.39).
●	At the end of the first quarter, cash, cash equivalents and short-term investments totaled $303.2 million.
●	Since inception through March 31, consignment with The RealReal saved 14,300 metric tons of carbon and saved 660 million liters of water.

Other First Quarter Highlights

●	Trailing 12 months active buyers reached 601,766, up 32% year over year.
●	Orders reached 574,215, up 15% year over year.
●	Average Order Value was $449 compared to $450 in the first quarter of 2019.
●	Consignment Take Rate increased 90bps year over year to 36.2%.
●	GMV from repeat buyers was 84.4% compared to 82.4% in the first quarter of 2019.

Financial Outlook

On March 17, the company withdrew its outlook for the first quarter and full year 2020 as a result of the growing impact of the COVID-19 pandemic on its business.  Given limited near-term visibility, the company elects to not provide an updated financial outlook.

Webcast and Conference Call

The RealReal will post a shareholder letter on its investor relations website at https://investor.therealreal.com/financial-information/quarterly-results in lieu of a live presentation and host a conference call at 2 p.m. PDT to answer questions regarding its first quarter 2020 financial results, the shareholder letter and the supporting slides. Investors and participants can access the call by dialing (866) 996-5385 in the U.S. and (270) 215-9574 internationally. The passcode for the conference line is 8592508. The call will also be available via live webcast at investor.therealreal.com along with the shareholder letter and the supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.therealreal.com.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have 150+ in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by hundreds of brands, from Gucci to Cartier, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service and direct shipping for individual consignors and estates. At our stores in LA, NYC and San Francisco, customers can shop, consign, and meet with our experts. At our 10 Luxury Consignment Offices, four of which are in our retail stores, our expert staff provides free valuations.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including the amounts of our operating expense and capital expenditure reductions and our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of the COVID-19 pandemic. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, and certain one-time expenses. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision for income taxes, and nonrecurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and provision for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.

Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenue:
Consignment and service revenue	$65,297	$55,575
Direct revenue	12,942	15,007
Total revenue	78,239	70,582
Cost of revenue:
Cost of consignment and service revenue	18,088	15,946
Cost of direct revenue	10,954	12,254
Total cost of revenue	29,042	28,200
Gross profit	49,197	42,382
Operating expenses:
Marketing	12,922	11,733
Operations and technology	40,737	31,544
Selling, general and administrative	35,104	22,319
Total operating expenses (1)	88,763	65,596
Loss from operations	(39,566)	(23,214)
Interest income	1,286	405
Interest expense	(20)	(131)
Other income (expense), net	8	(282)
Loss before provision for income taxes	(38,292)	(23,222)
Provision for income taxes	—	—
Net loss	$(38,292)	$(23,222)
Accretion of redeemable convertible preferred stock to redemption value	$—	$(3,355)
Net loss attributable to common stockholders	$(38,292)	$(26,577)
Net loss per share attributable to common stockholders, basic and diluted	$(0.44)	$(3.05)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	86,588,796	8,705,664

(1) Includes stock-based compensation as follows:
Marketing	188	68
Operating and technology	1,478	490
Selling, general and administrative (2)	1,744	551
Total	3,410	1,109

(2) Includes compensation expense related to stock sales by current and former employees in March 2019.

THE REALREAL, INC.

Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$134,662	$154,446
Short-term investments	168,592	208,811
Accounts receivable	3,089	7,779
Inventory, net	24,916	23,599
Prepaid expenses and other current assets	11,273	13,804
Total current assets	342,532	408,439
Property and equipment, net	59,637	55,831
Operating lease right-of-use assets	124,346	—
Other assets	3,025	2,660
Total assets	$529,540	$466,930
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,916	$11,159
Accrued consignor payable	33,489	52,820
Operating lease liabilities, current portion	14,209	—
Other accrued and current liabilities	43,941	54,567
Total current liabilities	101,555	118,546
Operating lease liabilities, net of current portion	120,174	—
Other noncurrent liabilities	1,038	9,456
Total liabilities	222,767	128,002
Stockholders’ equity:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 86,850,694 and 85,872,320 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	699,249	693,426
Accumulated other comprehensive income	321	7
Accumulated deficit	(392,798)	(354,506)
Total stockholders’ equity	306,773	338,928
Total liabilities and stockholders’ equity	$529,540	$466,930

THE REALREAL, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(38,292)	$(23,222)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,145	2,808
Stock-based compensation expense	3,410	1,109
Amortization of operating lease right-of-use assets	4,121	—
Bad debt expense	455	321
Compensation expense related to stock sales by current and former employees	—	819
Change in fair value of convertible preferred stock warrant liability	—	280
Accretion of unconditional endowment grant liability	23	26
Accretion of debt discounts	—	7
Amortization of premiums (discounts) on short-term investments	(207)	40
Changes in operating assets and liabilities:
Accounts receivable	4,235	(4,050)
Inventory, net	(1,317)	(173)
Prepaid expenses and other current assets	2,356	(2,388)
Other assets	(365)	(111)
Operating lease liability	(2,721)	—
Accounts payable	(2,206)	797
Accrued consignor payable	(19,331)	1,292
Other accrued and current liabilities	(8,865)	(475)
Other noncurrent liabilities	(412)	349
Net cash used in operating activities	(54,971)	(22,571)
Cash flow from investing activities:
Purchases of short-term investments	(73,280)	—
Proceeds from maturities of short-term investments	114,020	12,873
Capitalized proprietary software development costs	(1,480)	(1,686)
Purchases of property and equipment	(6,486)	(3,743)
Net cash provided by investing activities	32,774	7,444
Cash flow from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	43,572
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	26,279
Proceeds from exercise of stock options and common stock warrants	2,564	1,332
Payment of deferred offering costs	—	(222)
Taxes paid related to restricted stock vesting	(151)	—
Repayment of debt	—	(1,250)
Net cash provided by financing activities	2,413	69,711
Net (decrease) increase in cash, cash equivalents and restricted cash	(19,784)	54,584
Cash, cash equivalents, and restricted cash
Beginning of period	154,446	45,627
End of period	$134,662	$100,211

Supplemental disclosures of cash flow information
Cash paid for interest	$4	$98

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA Reconciliation:
Net loss	$(38,292)	$(23,222)
Depreciation and amortization	4,145	2,808
Stock-based compensation	3,410	1,109
Legal settlement	1,110	—
Compensation expense related to stock sales by current and former employees	—	819
Interest income	(1,286)	(405)
Interest expense	20	131
Other (income) expense, net	(8)	282
Provision for income taxes	—	—
Adjusted EBITDA	$(30,901)	$(18,478)

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2020	2019
Net loss	$(38,292)	$(23,222)
Stock-based compensation	3,410	1,109
Compensation expense related to stock sales by current and former employees	—	819
Accretion of redeemable convertible preferred stock	—	(3,355)
Remeasurement of preferred stock warrant liability	—	280
Legal settlement	1,110	—
Provision for income taxes	—	—
Non-GAAP net loss attributable to common stockholders	$(33,772)	$(24,369)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	86,588,796	8,705,664
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.39)	$(2.80)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2020	2019
Net cash used in operating activities	$(54,971)	$(22,571)
Purchase of property and equipment and capitalized proprietary software development costs	(7,966)	(5,429)
Free Cash Flow	$(62,937)	$(28,000)

Key Financial and Operating Metrics:

	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
	(In thousands, except AOV and percentages)
GMV	$158,378	$162,954	$170,923	$218,495	$224,116	$228,487	$252,766	$302,975	$257,606
NMV	$113,347	$115,916	$123,550	$153,776	$160,538	$164,782	$186,617	$219,508	$184,625
Consignment and Services Revenue	$40,319	$41,426	$44,968	$53,894	$55,575	$60,070	$69,245	$82,522	$65,297
Direct Revenue	$7,400	$7,021	$8,255	$10,449	$15,007	$12,139	$12,271	$11,209	$12,942
Number of Orders	356	359	409	471	498	505	577	637	574
Take Rate	35.1%	35.5%	36.4%	34.9%	35.3%	36.6%	36.8%	36.2%	36.2%
Active Buyers	326	352	379	416	456	492	543	582	602
AOV	$445	$453	$418	$464	$450	$453	$438	$476	$449
% of GMV from Repeat Buyers	81.5%	82.9%	82.9%	81.6%	82.4%	83.1%	81.8%	82.9%	84.4%